Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF
HEWLETT PACKARD ENTERPRISE COMPANY AND JUNIPER NETWORKS, INC.

On January 9, 2024, Hewlett Packard Enterprise Company, a Delaware corporation (“HPE” or the “Company”), Jasmine Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”) and Juniper Networks, Inc., a Delaware corporation (“Juniper”) entered into the Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Juniper, with Juniper surviving as a wholly owned subsidiary of the Company (the “Merger”).

a)	Juniper shareholders will receive $40.00 per share in cash upon the completion of the transaction, representing an equity value of approximately $13.3 billion.

b)
Consideration for the Merger will be funded in part by a portion of the proceeds from borrowings of approximately $9.5 billion, which is assumed for the purposes of this unaudited pro forma condensed combined financial information to be comprised of $6.5 billion, aggregate principal amount of senior unsecured notes, (the “Senior Notes”) and a $3.0 billion three-year term loan, with a consortium of lenders (the “Term Loan”, and together with the Senior Notes the “Debt Financing”). The Senior Notes are assumed to include four series that each pay a fixed rate of interest and mature at various tenors ranging from five to thirty years. The Term Loan interest rate is indexed to the Secured Overnight Financing Rate (“SOFR”) plus an Applicable Rate, (i.e., subject to the credit rating of the Company), plus 0.10% of a credit spread adjustment. The Debt Financing will ultimately be utilized to fund the Merger Consideration and repay all principal, interest and fees outstanding under Juniper’s current revolving credit arrangement (entered into through its credit agreement dated June 15, 2023).

c)
Consideration for the Merger is also expected to be funded by HPE’s issuance of Mandatory Convertible Preferred Stock expected to result in aggregate gross proceeds of  $1.5 billion, (the “Equity Financing”). The par value of these shares is assumed to be $0.01 and cumulative dividends will accrue at an estimated annual coupon of 8.0% on the liquidation preference of $50.00 per share. The shares are not expected to be redeemable, unless the Merger does not close. Further, the preferred shareholders have no voting rights unless the Company defaults on its obligation to pay dividends.

d)
HPE will also be utilizing all of the cash consideration of the $2.1 billion ($2.0 billion, net of cash tax) in gross proceeds generated from the sale of its 30% stake in H3C Technologies Co., Limited ("H3C") to fund the Merger. The H3C sale was executed, pursuant to an Amended and Restated Put Share Agreement, dated May 24, 2024, among Unisplendour International Technology Limited and certain wholly owned subsidiaries of the Company. The sale of the 30% stake in H3C closed on September 4, 2024.

e)
In connection with the Merger, each of the outstanding and unvested equity awards of Juniper which is comprised of restricted stock units (“RSUs”), restricted stock awards (“RSAs”), performance stock awards (“PSAs”) and stock options (collectively referred to as “Juniper equity awards”) which had been previously issued to its employees, will be converted into HPE equity awards (the “new HPE equity awards”), utilizing the Exchange Ratio (as defined below). The terms and conditions of the new HPE equity awards are substantially similar to those of Juniper’s equity awards (other than certain performance vesting conditions).

Juniper equity awards held by the Chief Executive Officer (“CEO”) and certain other executives will also generally be converted into new HPE equity awards, with 30% of the equity awards of the CEO of Juniper (the “Accelerated CEO Awards”) immediately vesting on the closing date of the Merger. Further, RSUs held by the non-employee members of Juniper’s board of directors shall vest in full and be cancelled and converted such that each member will receive an amount of cash equivalent to the number of outstanding RSU awards held by each member multiplied by the merger consideration of $40.00 per share. Additionally, as a part of the compensation arrangement post-Merger close, HPE will be issuing retention, time and performance based RSU awards to the CEO of Juniper. The retention and time-based performance awards are going to vest in three equal annual installments, whereas the performance-based awards will be linked to the operating profit goals for the Networking business unit and will vest after the completion of a three-year performance period.

Additionally, Juniper also maintains an Employee Stock Purchase Plan (the “ESPP”), which as a part of the Merger will be terminated immediately prior to the Merger and all accumulated contributions remaining in the ESPP will be refunded to such participants (i.e., Juniper employees).

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The Company and Juniper have different fiscal years: the Company’s fiscal year ends on October 31, and Juniper’s fiscal year ends on December 31. The unaudited pro forma condensed combined financial information has been prepared utilizing period ends that differ by one fiscal quarter or less, as permitted by Rule 11-02 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet gives effect to the Merger, and the Financing Transactions as if consummated as of July 31, 2024, and is derived from:

•	For the Company, the unaudited condensed consolidated financial statements as of July 31, 2024.
•	For Juniper, the unaudited condensed consolidated financial statements as of June 30, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended October 31, 2023, gives effect to the Merger and the Financing Transactions as if they had occurred on November 1, 2022, and is derived from:

•	For the Company, the audited consolidated financial statements for the year ended October 31, 2023.
•	For Juniper, the audited consolidated financial statements for the year ended December 31, 2023.

The unaudited pro forma condensed combined statement of operations for the nine months ended July 31, 2024, gives effect to the Merger and the Financing Transaction as if they had occurred on November 1, 2022, and is derived from:

•	For the Company, the unaudited condensed consolidated financial statements for the nine months ended July 31, 2024.
•
For Juniper, the unaudited condensed consolidated statement of operations for the six months ended June 30, 2024, and three months ended December 31, 2023, which has been calculated by deducting Juniper’s results for the nine months ended September 30, 2023, from its results for the fiscal year ended December 31, 2023. The historical results of operations (i.e., sales, income and costs) for Juniper pertaining to the three months ended December 31, 2023, have been included in the unaudited pro forma condensed combined statement of operations for both the twelve months ended October 31, 2023, and the nine months ended June 30, 2024.

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“US GAAP”). The Company has been treated as the acquirer in the Merger for accounting purposes. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable as of the date hereof. The unaudited pro forma condensed combined financial information is provided for illustrative and informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Merger been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

An updated determination of the fair value of Juniper’s assets acquired and liabilities assumed will be performed within one year of closing of the Merger. The final purchase price allocation may be materially different from the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial information. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase price allocated to goodwill, and other assets and liabilities, which may impact the combined entity’s balance sheet and statement of operations. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined entity’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, operating synergies, or revenue enhancements that the combined entity may achieve as a result of the Merger or the costs necessary to achieve any such cost savings, operating synergies, or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JULY 31, 2024
(in millions)

	HPE Historical (as of July 31, 2024)	Juniper Historical (as of June 30, 2024), As Adjusted (Note 2)	Transaction Accounting Adjustments - Merger (Note 4 & 5)	Notes	Transaction Accounting Adjustments – Debt Financing and Equity Financing (Note 6)	Notes	Transaction Accounting Adjustments - H3C Stake Sale (Note 7)	Notes	Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$3,642	$935	$(13,079)	4(g) 5(e)	$10,924	6(a) 6(b)	$2,023	7	$4,445
Accounts receivable, net of allowances	3,857	879	-		-		-		4,736
Financing receivables, net of allowances	3,705	-	-		-		-		3,705
Inventory	7,679	1,012	555	4(a)	-		-		9,246
Assets held for sale	6	-	-		-		-		6
Other current assets	3,516	705	-		-		-		4,221
Total current assets	$22,405	$3,531	$(12,524)		$10,924		$2,023		$26,359
Property, plant and equipment, net	5,738	685	226	4(b)	-		-		6,649
Long-term financing receivables and other assets	11,926	1,415	(1,081)	4(f) 4(h)	-		-		12,260
Investments in equity interests	2,318	-	-		-		(1,419)	7	899
Goodwill	17,988	3,734	2,549	4(e)	-		-		24,271
Intangible assets, net	477	64	6,536	4(c)	-		-		7,077
Total assets	$60,852	$9,429	$(4,294)		$10,924		$604		$77,515
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Notes payable and short-term borrowings	3,864	-	-		150	6(a)	-		4,014
Accounts payable	10,085	268	-		-		-		10,353
Employee compensation and benefits	1,166	264	-		-		-		1,430
Taxes on earnings	150	108	-		-		90	7	348
Deferred revenue	3,803	1,148	-		-		-		4,951
Accrued restructuring	86	9	-		-		-		95
Liabilities held for sale	59	-	-		-		-		59
Other accrued liabilities	4,652	247	(2)	4(f)	-		-		4,897
Total current liabilities	$23,865	$2,044	$(2)		$150		$90		$26,147
Long-term debt	7,939	1,607	-		9,311	6(a)	-		18,857
Other non-current liabilities	6,914	1,276	(12)	4(f)	-		-		8,178
Commitments and Contingencies
Stockholders' Equity
HPE stockholders' Equity:
Mandatory convertible preferred stock	-	-	-		-		-		-
Common stock	13	-	-		-		-		13
Additional paid-in capital	28,361	6,766	(6,480)	4(d) 5(e)	1,463	6(b)			30,110
Accumulated deficit	(3,240)	(2,273)	2,209	4(d) 5(d)	-		514	7	(2,790)
Accumulated other comprehensive loss	(3,057)	9	(9)	4(d)	-		-		(3,057)
Total HPE stockholders' equity	$22,077	$4,502	$(4,280)		$1,463		$514		$24,276
Non-controlling interests	57	-	-		-		-		57
Total stockholders' equity	$22,134	$4,502	$(4,280)		1,463		$514		$24,333
Total liabilities and stockholders' equity	$60,852	$9,429	$(4,294)		$10,924		$604		$77,515

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 2023
(in millions, except per share data)

	HPE Historical (Fiscal Year Ended October 31, 2023)	Juniper Historical (Fiscal Year Ended December 31, 2023), As Adjusted (Note 2)	Transaction Accounting Adjustments - Merger (Note 5)	Notes	Transaction Accounting Adjustments - Debt Financing (Note 6)	Notes	Transaction Accounting Adjustments - H3C Stake Sale (Note 7)	Notes	Pro Forma Combined
Net Revenue:
Products	$18,100	$3,633	$-		-		-		$21,733
Services	10,488	1,932	-						12,420
Financing income	547	-	-		-		-		547
Total net revenue	29,135	5,565	-		-		-		34,700
Costs and Expenses:
Cost of products	11,958	1,792	527	5(a) 5(b) 5(e)	-		-		14,277
Cost of services	6,555	618	(16)	5(b) 5(e)	-		-		7,157
Financing cost	383	-	-		-		-		383
Research and development	2,349	1,083	(6)	5(b) 5(e)	-		-		3,426
Selling, general and administrative	5,160	1,435	(11)	5(b) 5(e)	-		-		6,584
Amortization of intangible assets	288	69	799	5(c)	-		-		1,156
Transformation costs	283	98	-		-		-		381
Disaster charges	1	-	-		-		-		1
Acquisition, disposition, and other related charges	69	-	64	5(d)	-		-		133
Total costs and expenses	27,046	5,095	1,357		-		-		33,498
Earnings from operations	2,089	470	(1,357)		-		-		1,202
Interest and other, net	(156)	(121)	-		(538)	6(a)	-		(815)
Tax indemnification and other adjustments	55								55
Non-service net periodic benefit (cost) credit	(3)		-				-		(3)
Gain from sale of equity interests	-	-	-		-		724	7	724
Earnings (Loss) from equity interests	245	(10)	-		-		(150)	7	85
Earnings before provision for taxes	2,230	339	(1,357)		(538)		574		1,248
Provision for taxes	(205)	(29)	229	5(f)	118	5(f)	(183)	7	(70)
Net earnings after taxes	2,025	310	(1,128)		(420)		391		1,178
Dividends on mandatory convertible preferred Stock	-	-	-		(120)	6(b)	-		(120)
Net earnings available to common shareholders	$2,025	$310	$(1,128)		$(540)		$391		$1,058
Net Earnings Per Share:
Basic	$1.56								$0.81
Diluted	$1.54								$0.82

Weighted-average Shares Used to Compute Net Earnings Per Share:
Basic	1,299								1,299
Diluted	1,316								1,434

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR NINE MONTHS ENDED JULY 31, 2024
(in millions, except per share data)

	HPE Historical (Nine Months Ended July 31, 2024)	Juniper Historical (Nine Months Ended June 30, 2024), As Adjusted (Note 2)	Transaction Accounting Adjustments - Merger (Note 5)	Notes	Transaction Accounting Adjustments - Debt Financing (Note 6)	Notes	Transaction Accounting Adjustments - H3C Stake Sale (Note 7)	Notes	Pro Forma Combined
Net Revenue:
Products	$13,134	$2,192	$-		$-		$-		$15,326
Services	8,049	1,512	-		-		-		9,561
Financing income	486	-	-		-		-		486
Total net revenue	21,669	3,704	-		-		-		25,373
Costs and Expenses:
Cost of products	8,998	1,100	(19)	5(b) 5(e)	-		-		10,079
Cost of services	5,032	463	(14)	5(b) 5(e)	-		-		5,481
Financing cost	367	-	-		-		-		367
Research and development	1,719	818	(27)	5(b) 5(e)	-		-		2,510
Selling, general and administrative	3,660	1,059	(29)	5(b) 5(e)	-		-		4,690
Amortization of intangible assets	198	45	606	5(c)	-		-		849
Disaster Charges	5	-	-		-		-		5
Transformation costs	67	25	-		-		-		92
Acquisition, disposition, and other related charges	126	37	-		-		-		163
Total costs and expenses	20,172	3,547	517		-		-		24,236
Earnings from operations	1,497	157	(517)		-		-		1,137
Interest and other, net	(122)	(18)	-		(397)	6(a)	-		(537)
Earnings (Loss) from equity interests	161	(8)	-		-		(99)	7	54
Earnings before provision for taxes	1,536	131	(517)		(397)		(99)		654
(Provision) benefit for taxes	(323)	27	56	5(f)	87	5(f)	14	7	(139)
Net earnings after taxes	1,213	158	(461)		(310)		(85)		515
Dividends on mandatory convertible preferred stock	-	-	-		(90)	6(b)	-		(90)
Net earnings available to common shareholders	$1,213	$158	$(461)		$(400)		$(85)		$425
Net Earnings Per Share:
Basic	$0.93								$0.32
Diluted	$0.92								$0.36

Weighted-average Shares Used to Compute Net Earnings Per Share:
Basic	1,308								1,308
Diluted	1,325								1,440

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared by the Company in connection with its acquisition of Juniper, a company which designs, develops, and sells products and services for high-performance networks, to enable customers to build scalable, reliable, secure, and cost-effective networks for their businesses, while achieving agility and improved operating efficiency through automation.

The accompanying unaudited pro forma condensed combined balance sheet as of July 31, 2024, combines the unaudited historical condensed consolidated balance sheet of HPE as of July 31, 2024, with the unaudited historical condensed consolidated balance sheet of Juniper as of June 30, 2024, giving effect to the Merger and the Financing Transactions as if the same had been consummated as of July 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended October 31, 2023, combines the audited consolidated statement of operations of HPE for the year ended October 31, 2023, with the audited consolidated statement of operations of Juniper for the year ended December 31, 2023, giving effect to the Merger as if the transaction had occurred on November 1, 2022. The unaudited pro forma condensed combined statement of operations for the nine months ended July 31, 2024 combines the unaudited condensed consolidated statement of operations of HPE for the nine months ended July 31, 2024 with the unaudited condensed consolidated statement of operations of Juniper for the six months ended June 30, 2024 and the three months ended December 31, 2023, which has been calculated by deducting Juniper’s results for the nine months ended September 30, 2023 from its results for the fiscal year ended December 31, 2023, giving effect to the Merger as if the transaction had occurred on November 1, 2022. Refer to Juniper’s adjusted historical results for this period in the unaudited pro forma condensed combined statement of operations for the nine months ending July 31, 2024.

The Company’s and Juniper’s historical financial statements were prepared in accordance with U.S. GAAP. Management has included certain reclassification adjustments for consistency in presentation as indicated in the subsequent notes. See Note 2 for further discussion. The Company is currently in the process of evaluating Juniper’s accounting policies. That evaluation may identify additional differences between the accounting policies of the Company and Juniper. Based on the information currently available, the Company has determined on a preliminary basis that no significant adjustments are necessary to conform Juniper’s financial statements to the accounting policies used by the Company.

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”), with HPE considered the accounting acquirer of Juniper. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed, in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of Juniper based upon management’s preliminary estimate of their fair values. The excess of the purchase price consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to adjustment based on a final determination of fair value and tax contingency matters. The purchase price consideration as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the closing of the acquisition.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Merger been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
2. Juniper Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined statement of operations, management performed a preliminary analysis of Juniper’s financial information to identify differences in Juniper’s financial statement presentation as compared to the financial statement presentation of the Company. Based on a preliminary analysis performed, certain reclassification adjustments have been made to conform Juniper’s historical financial statement presentation to the Company’s financial statement presentation. The Company is currently performing a full and detailed review of Juniper’s financial statement presentation and accounting policies, which could result in amounts set forth in the Company’s future financial statements being materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
UNAUDITED RECLASSIFIED BALANCE SHEET OF JUNIPER NETWORKS, INC.
AS OF JUNE 30, 2024
(in millions)
	Juniper Historical	Reclassification Adjustments	Notes	Juniper Historical, As Adjusted
ASSETS
Current Assets:
Cash and cash equivalents	$935	$-		$935
Short-term investments	187	(187)	2(a)	-
Accounts receivable, net of allowances	879	-		879
Inventory	926	86	2(e)	1,012
Prepaid expenses and other current assets	518	(518)	2(b)	-
Other current assets	-	705	2(a) 2(b)	705
Total current assets	$3,445	$86		$3,531
Property, plant and equipment, net	685	-		685
Operating lease assets	147	(147)	2(c)	-
Long-term financing receivables and other assets	-	1,415	2(c) 2(d) 2(e)	1,415
Long-term investments	309	(309)	2(d)	-
Goodwill	3,734	-		3,734
Intangible assets, net	64	-		64
Other long-term assets	1,045	(1,045)	2(e)	-
Total assets	$9,429	$-		$9,429
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	268	-		268
Employee compensation and benefits	-	264	2(f)	264
Accrued compensation	264	(264)	2(f)	-
Taxes on earnings	-	108	2(l)	108
Deferred revenue	1,148	-		1,148
Accrued restructuring	-	9	2(g)	9
Other accrued liabilities	364	(117)	2(g) 2(l)	247
Total current liabilities	$2,044	$-		$2,044
Long-term debt	1,607	-		1,607
Long-term deferred revenue	940	(940)	2(h)	-
Long-term income taxes payable	75	(75)	2(i)	-
Long-term operating lease liabilities	120	(120)	2(j)	-
Other long-term liabilities	141	(141)	2(k)	-
Other non-current liabilities	-	1,276	2(h) 2(i) 2(j) 2(k)	1,276
Total liabilities	$4,927	$-		$4,927
Commitments and Contingencies				-
Stockholders' Equity				-
Common stock	-	-		-
Additional paid-in capital	6,766	-		6,766
Accumulated deficit	(2,273)	-		(2,273)
Accumulated other comprehensive income	9	-		9
Total stockholders' equity	$4,502	$-		$4,502
Total liabilities and stockholders' equity	$9,429	$-		$9,429

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
Adjustments to the Unaudited Reclassified Balance Sheet of Juniper Networks Inc.:

2(a)	Represents the reclassification of Juniper's "Short-term investments," amounts to "Other current assets" to conform to HPE's historical presentation.
2(b)
Represents the reclassification of Juniper's "Prepaid expenses and other current assets" amounts, which includes deposits, prepaid expenses, and other current assets to "Other current assets" to conform to HPE's historical presentation.

2(c)	Represents the reclassification of Juniper's "Operating lease assets" amounts to "Long-term financing receivables and other assets" to conform to HPE's historical presentation.
2(d)	Represents the reclassification of Juniper's "Long-term investments" amounts to "Long-term financing receivables and other assets" to conform to HPE's historical presentation.
2(e)
Represents the reclassification of Juniper's "Other long-term assets" amounts, which includes long-term deferred income taxes, equity investments, long-term restricted investments, and long-term restricted cash, to "Long-term financing receivables and other assets". Further, Juniper’s long-term inventory has been reclassified to current portion of "Inventory" to conform to HPE's historical presentation.

2(f)	Represents the reclassification of Juniper's "Accrued compensation" amounts to "Employee compensation and benefits" to conform to HPE's historical presentation.
2(g)
Represents the reclassification of Juniper's amounts related to restructuring accruals that are sitting within their "Other accrued liabilities" to "Accrued restructuring" to conform to HPE's historical presentation.

2(h)	Represents the reclassification of Juniper's "Long-term deferred revenue" amounts to "Other non-current liabilities" to conform to HPE's historical presentation.
2(i)	Represents the reclassification of Juniper's "Long-term income taxes payable" amounts to "Other non-current liabilities" to conform to HPE's historical presentation.
2(j)	Represents the reclassification of Juniper's "Long-term operating lease liabilities" amounts to "Other non-current liabilities" to conform to HPE's historical presentation.
2(k)
Represents the reclassification of Juniper's "Other long-term liabilities" amounts, which includes derivatives, deferred compensation, and tax items to "Other non-current liabilities” to conform to HPE's historical presentation.

2(l)
Represents the reclassification of Juniper's amounts related to taxes on earnings that are sitting within "Other accrued liabilities" amounts to "Taxes on earnings” to conform to HPE's historical presentation.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
UNAUDITED RECLASSIFIED STATEMENT OF OPERATIONS OF JUNIPER NETWORKS INC.
FOR THE YEAR ENDED DECEMBER 31, 2023
(in millions)
	Juniper Historical	Reclassification Adjustments	Notes	Juniper Historical, As Adjusted
Net Revenue:
Products	$3,633	$-		$3,633
Services	1,932	-		1,932
Total net revenue	5,565	-		5,565
Costs and Expenses:
Cost of products	1,782	10	2(o) 2(t)	1,792
Cost of services	581	37	2(t)	618
Total cost of revenues	2,363	47		2,410
Gross margin	3,202	(47)		3,155
Operating expenses:
Research and development	1,144	(61)	2(t)	1,083
Selling, general and administrative	-	1,435	2(m) 2(t)	1,435
Sales and marketing	1,234	(1,234)	2(m) 2(o)	-
General and administrative	256	(256)	2(m) 2(o)	-
Restructuring charges	98	(98)	2(n)	-
Amortization of intangible assets	-	69	2(o)	69
Transformation costs	-	98	2(n)	98
Total operating expenses	2,732	(47)		2,685
Operating income	470	-		470
(Loss) Gain on privately-held investments, net	(97)	97	2(p)	-
Other expense, net	(24)	24	2(q)	-
Earnings from operations	349	121		470
Interest and other, net	-	(121)	2(p) 2(q)	(121)
Loss from equity interests	-	(10)	2(r)	(10)
Earnings before provision for taxes	349	(10)		339
Provision for taxes	(29)	-		(29)
Loss from equity method investment, net of tax	(10)	10	2(r)	-
Net earnings	$310	$-		$310

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
UNAUDITED RECLASSIFIED STATEMENT OF OPERATIONS OF JUNIPER NETWORKS INC.
FOR THE NINE MONTHS ENDED JUNE 30, 2024
(in millions)
	Juniper Historical[1]	Reclassification Adjustments	Notes	Juniper Historical, As Adjusted
Net Revenue:
Products	$2,192	$-		$2,192
Services	1,512	-		1,512
Total net revenue	3,704	-		3,704
Costs and Expenses:
Cost of products	1,091	9	2(o) 2(t)	1,100
Cost of services	436	27	2(t)	463
Total cost of revenues	1,527	36		1,563
Gross margin	2,177	(36)		2,141
Operating expenses:
Research and development	860	(42)	2(t)	818
Selling, general and administrative	-	1,059	2(m) 2(t)	1,059
Sales and marketing	914	(914)	2(m) 2(o)	-
General and administrative	184	(184)	2(m) 2(o)	-
Restructuring charges	25	(25)	2(n)	-
Amortization of intangible assets	-	45	2(o)	45
Transformation costs	-	25	2(n)	25
Acquisition, disposition, and other related charges	-	37	2(s)	37
Merger-related charges	37	(37)	2(s)	-
Total operating expenses	2,020	(36)		1,984
Operating income	157	-		157
(Loss) Gain on privately-held investments, net	(19)	19	2(p)	-
Other income (expense), net	1	(1)	2(q)	-
Earnings from operations	139	18		157
Interest and other, net	-	(18)	2(p) 2(q)	(18)
Loss from equity interests	-	(8)	2(r)	(8)
Earnings before provision for taxes	139	(8)		131
Benefit for taxes	27	-		27
Loss from equity method investment, net of tax	(8)	8	2(r)	-
Net earnings	$158	$-		$158

1 The nine-month period ended June 30, 2024, is equal to the six months period ended June 30, 2024, plus the three-month period resulting from deducting the results of the nine months period ended September 30, 2023, from the results for the year ended December 31, 2023.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
Adjustments to the Unaudited Reclassified Statements of Operations of Juniper Networks Inc.: -

2(m)
Represents the combination and reclassification of Juniper’s “Sales and marketing” and “General and administrative” amounts to “Selling, general and administrative” to conform to HPE’s historical presentation.

2(n)	Represents the reclassification of Juniper’s “Restructuring charges” amounts to “Transformation costs” to conform to HPE’s historical presentation.
2(o)
Represents the reclassification of Juniper's amortization of intangible assets, included within their "Cost of Products" and "Sales and marketing" and "General and administrative" to "Amortization of intangible assets" to conform to HPE's historical presentation.

2(p)	Represents the reclassification of Juniper’s “Gain (loss) on privately-held investments, net” amounts to “Interest and other, net” to conform to HPE’s historical presentation
2(q)	Represents the reclassification of Juniper’s “Other expense, net” amounts to “Interest and other, net” to conform to HPE’s historical presentation.
2(r)	Represents the reclassification of Juniper’s "Loss from equity method investment, net of tax" amounts to "Earnings (Loss) from equity interests" to conform to HPE's historical presentation.
2(s)	Represents the reclassification of Juniper's "Merger-related charges" amounts to " Acquisition, disposition and other related charges" to conform to HPE's historical presentation.
2(t)
Reclassification of Juniper's depreciation expense from within "Research and Development" and "Selling, General and Administrative" to "Cost of Products", "Costs of Services" and "Research and Development" in order to conform with the HPE's historical presentation

3. Preliminary Purchase Price Allocation

Estimated Total Aggregate Acquisition Consideration

Pursuant to the Merger Agreement, on the Merger closing date, all of Juniper’s outstanding common shares will automatically convert into the right to receive $40 per share. The total aggregate consideration for the Merger is approximately $13.3 billion.

(a)	The preliminary Merger consideration is calculated as follows:

Preliminary Purchase Consideration Paid to Juniper Shareholders (in millions except per share amounts)	Amount
Common stock outstanding[2]	325.3
Per share cash purchase price	$40.00
Cash paid to Juniper’s shareholders	13,012
Plus: Consideration for paying non-employee awards (refer Note 5(e))	3
Total cash consideration paid to Juniper	$13,015
Plus: Conversion of Juniper’s equity awards attributable to the pre-combination period (refer Note 5(e))	286
Total consideration	$13,301

(b)	Preliminary Purchase Price Allocation

The accounting for the Merger, including the preliminary total aggregate consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Juniper, the Company used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The Company has, and is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Merger. Actual results may differ materially from the assumptions within this unaudited pro forma condensed combined financial information.

2 The number of shares of Juniper’s common stock outstanding to be converted as a part of the Merger consideration is subject to change as the closing date of the merger approaches.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
The unaudited pro forma adjustments are based upon available information and certain assumptions the Company believes are reasonable under the circumstances.

The following table summarizes the preliminary purchase price allocation as of the date of the Merger:

Preliminary Purchase Price Allocation (in millions)	Estimated Fair Value
Assets acquired:
Cash and cash equivalents	$935
Accounts receivable, net of allowances	879
Inventory	1,567
Other current assets	705
Property, plant and equipment, net	911
Goodwill	6,283
Intangible assets	6,600
Long-term financing receivables and other assets	334
Total assets acquired	$18,214

Accounts payable	$268
Employee compensation and benefits	264
Taxes on earnings	108
Deferred revenue	1,148
Accrued restructuring	9
Other accrued liabilities	245
Long-term debt	1,607
Other non-current liabilities	1,264
Total liabilities assumed	$4,913
Estimated Purchase consideration	$13,301

4. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)
Represents an adjustment related to the preliminary fair value step up of inventory of Juniper. The inventories are primarily comprised of raw materials, work-in-progress and finished goods. The fair value of the finished goods was estimated using the comparative sales method.

Inventory (in millions)	As of July 31, 2024
Fair value of inventory	$1,567
Less: Inventory book value	(1,012)
Pro forma adjustment[3]	$555

(b)
Represents the net adjustment to the estimated fair value of property, plant, and equipment of Juniper. Preliminary property, plant and equipment fair values in the pro forma financial information are provided in the table below. The preliminary value of the identifiable property, plant and equipment is determined using the cost and/or market approaches, as applicable for each asset class. The fair values are determined by comparing current data with market data, asset trends and industry standards, with the useful lives determined by using the standard useful lives, per Company policy, minus the effective age of the asset (i.e., between the date such asset was placed in service and the date of valuation).

3 The fair value adjustment increase in inventory is estimated to be expensed within a year, which is reflected as a pro forma adjustment in cost of products.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
The depreciation expense related to these assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations, as further described in Note 5(b).

Property, plant and equipment, net (in millions)	Estimated Fair Value	Estimated Useful Life (in years)
Site improvements	$17	4
Buildings	153	30
Building improvements	83	5
Network equipment	212	2
Leasehold improvements	75	2
Computer hardware	24	2
Computer servers	62	2
Off-the-Shelf software	20	2
Office furniture & fixtures	8	2
Computer shelving & rack systems	5	10
Total Property, plant, and equipment subject to depreciation	$659	6
Property, plant, and equipment not subject to depreciation:
Land	$240	NA
Construction in progress	4	NA
ARO and clearing assets	8	NA
Total Property, plant, and equipment	$911
Less: Historical book value of property, plant and equipment	(685)
Pro forma adjustment to balance sheet	$226

(c)
Represents the net adjustment to the estimated fair value of intangible assets acquired in the Merger. Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information are provided in the table below. The preliminary value of the identifiable tradenames and developed technology is determined using the relief from royalty method whereas customer relationships are valued using a discounted cash flow model.

The straight-line amortization related to these identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations, as further described in Note 5(c).

Intangible Assets (in millions)	Estimated Fair Value	Estimated Useful Life (in years)
Customer relationships	$3,500	9
Trademarks/Tradenames - Definite	300	7
Developed technology	2,800	6
Total intangibles fair value	$6,600	7
Less: intangibles book value	(64)
Pro forma adjustment to balance sheet	$6,536

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
(d)	Represents elimination of Juniper’s historical equity.

(in millions)	As of July 31, 2024
Common stock	$-
Additional-paid-in capital	(6,766)
Accumulated deficit	2,273
Accumulated other comprehensive income	(9)
Total stockholders’ equity elimination	$(4,502)

(e)
The pro forma adjustment represents the preliminary estimate of goodwill of $6,283 million, offset by the elimination of historical goodwill. Goodwill represents the excess of total consideration over the preliminary fair value of assets acquired and liabilities assumed.

Goodwill (in millions)	Estimated Fair Value
Cash and cash equivalents	$935
Accounts receivable, net of allowances	879
Inventory	1,567
Other current assets	705
Property, plant and equipment, net	911
Intangible assets	6,600
Long-term financing receivables and other assets	334
Total assets acquired	$11,931

Accounts payable	$268
Employee compensation and benefits	264
Taxes on earnings	108
Deferred revenue	1,148
Accrued restructuring	9
Other accrued liabilities	245
Long-term debt	1,607
Other non-current liabilities	1,264
Total liabilities assumed	$4,913

Net assets acquired	$7,018
Estimated Purchase consideration	13,301
Estimated Goodwill	$6,283
Less: Juniper's historical goodwill	(3,734)
Pro forma adjustment to Goodwill	$2,549

(f)
As part of the allocation of the purchase price in a business combination, lease terms are compared to market terms to determine if the leases are favorable or unfavorable. Any favorable or unfavorable leasehold interests identified increase (favorable) or reduce (unfavorable) the associated right-of-use (“ROU) lease asset and are recognized over the life of the related right-of-use asset. The unaudited pro forma condensed combined financial information reflects the preliminary fair value adjustments of the favorable and unfavorable leasehold interests acquired from Juniper.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
Consequently, for leases acquired by the Company, in the Merger, the Company has measured the lease liabilities at the present value of the remaining lease payments, as if the acquired lease were a new lease. The associated right-of-use asset was remeasured at the same amount as the lease liability, adjusted to reflect favorable or unfavorable terms of the lease when compared to market terms. The below adjustment reflects a preliminary favorable or unfavorable position of the leased properties which is determined using the income approach, namely the yield capitalization method.

Lease liabilities and ROU assets (in millions)	As of July 31, 2024
Lease liabilities - Current portion (per valuation results)	$44
Less: Historical book value	(46)
Net Impact (Lease liabilities current)	$(2)

Lease liabilities - Non-current portion (per valuation results)	$108
Less: Historical book value	(120)
Net Impact (Lease liabilities non-current)	$(12)

ROU asset (per valuation results)	$162
Less: Historical book value	(147)
(Favorable) / Unfavorable adjustment	(10)
Net Impact (Long- term financing receivables and other assets)	$5

(g)	Reflects the following adjustments to cash and cash equivalents:

(in millions)	As of July 31, 2024
Estimated consideration[4]	$13,012
Transaction costs [5]	64
Pro forma adjustment to Cash and cash equivalents	$13,076

(h)	Reflects an adjustment related to deferred tax liabilities which are primarily derived based on fair value adjustments from the preliminary purchase allocation.

5. Transaction Accounting Adjustments to Unaudited Pro Forma Combined Statements of Operations

(a)	Reflects the impact on cost of goods sold as follows:

Inventory Step-up (in millions)	For the Year Ended October 31, 2023
Fair value of inventory	$1,567
Less: Inventories book value (current portion)	(1,012)
Pro forma adjustment to income statement	$555

(b)
Represents the adjustment to record elimination of historical depreciation expense and recognition of new straight-line depreciation expense based on the estimated fair value as of July 31, 2024. The depreciation of property, plant and equipment is based on the estimated remaining useful lives of the assets as discussed in Note 4(b) above.

4 Refer to Note 3(a) for more details.
5 Refer to Note 5(d) for more details.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
Depreciation Expense- Property, Plant and Equipment (in millions)	For the Nine Months Ended July 31, 2024	For the Year Ended October 31, 2023
Pro forma depreciation expense	$55	$73
Less: Juniper depreciation expense, as reported	(87)	(123)
Pro forma adjustment to income statements	$(32)	$(50)

The below table represents the adjustment recorded in various income statement financial statement line items to conform to the HPE’s presentation of depreciation expense:

Depreciation expense adjustment (in millions)	For the Nine Months Ended July 31, 2024	For the Year Ended October 31, 2023
Cost of products	$(17)	$(27)
Cost of services	(10)	(15)
Research and development	(1)	(1)
Selling, general and administrative	(4)	(7)
Pro forma adjustment to income statements	$(32)	$(50)

(c)
Represents the adjustment to record elimination of historical amortization expense and recognition of new amortization expense related to identifiable intangible assets based on the estimated fair value. Amortization expense is calculated based on the estimated fair value of each of the identifiable intangible assets and the associated estimated useful life as discussed in Note 4(c) above and is included under the amortization of intangible assets line item on the pro forma income statements.

Amortization Expense – Intangible Assets, net (in millions)	For the Nine Months Ended July 31, 2024	For the Year Ended October 31, 2023
Total pro forma intangible assets amortization	$651	$868
Less: Juniper amortization expense, as reported	(45)	(69)
Pro forma adjustment to income statements	$606	$799

(d)	Transaction Costs

1.
Incurred by HPE: HPE has incurred, and has plans to incur, $141.6 million of non-recurring transaction costs. Of this amount, $77.4 million of transaction costs have been incurred through the nine months ended July 31, 2024.

The remaining transaction costs pertaining to legal, consulting, and professional services amounting to $64.2 million are expected to be incurred by the Company until the close of the Merger. On the pro forma balance sheet as of July 31, 2024, these transaction costs have been recorded as a reduction in cash (i.e., credit to cash) with a debit offset to accumulated deficit based on the assumption that all the transaction costs will be paid by HPE before the close of the Merger. Further on the pro forma statement of operations for the year ending October 31, 2023, these transaction costs have been expensed under Acquisition, disposition and other related charges.

2.
Incurred by Juniper: Juniper has also incurred certain non-recurring transaction costs during the six months ended June 30, 2024, which have been expensed and included in the historical financial statements. Therefore, no pro forma adjustments were made pertaining to the transaction costs incurred by Juniper. Further, any transaction costs incurred by Juniper after June 30, 2024 (i.e., after the historical period) will not be included in the pro forma financial statements as adjustments.

(e)	Stock Based Compensation and Severance

In connection with the Merger, HPE assumed Juniper equity awards and replaced them with similar awards having the same terms and conditions (other than certain performance vesting conditions that will no longer apply) or issued cash to holders of such awards. Juniper equity awards that are unvested and outstanding prior to the Merger will convert into either restricted stock unit awards or option awards linked to HPE’s shares by applying a contractual award exchange ratio (the “Exchange Ratio”) as defined in the Merger Agreement. The adjustments to the pro forma financial information assume that the Juniper PSUs are probable of vesting at the date of merger.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
The below table represents the computation of the Exchange Ratio:
Amount
Purchase consideration per share	$40.00
HPE average stock price (average of 10 days prior to September 4, 2024)	$(19.00)
Exchange Ratio	2.11

Based on the exchange ratio, HPE has determined the following number of Juniper equity awards that will be converted into HPE equity awards:

(in millions, except for exchange ratio and per share amounts)	As of July 31, 2024
RSA, RSU and PSUs outstanding	18.13
Exchange ratio	2.11
Number of replacement HPE awards	38.17
Fair value per share of HPE awards (as of September 4, 2024)	$18.77
Fair value of replacement awards to be allocated between pre- and post-combination periods	$716.4

As noted in the table above, as of July 31, 2024, HPE is assumed to have replaced approximately 18.1 million Juniper equity awards with approximately 38.2 million HPE equity awards.

The acquisition date fair value of the replacement equity awards has been determined by utilizing the September 4, 2024, closing stock price for HPE on the New York Stock Exchange and the number of replacement awards issued. The fair value of replacement awards of $716.4 million will be divided among the pre- and post-combination periods by utilizing the respective weighted average years attributable to pre- and post-combination periods.

Additionally, HPE and Juniper historically have policies of recognizing share-based compensation expense, net of an estimated forfeiture rate over the requisite service period of the award based on the fair value at the date of the grant. Consequently, in order to determine the pre- and post-combination fair values of the replacement awards, an estimated forfeiture rate of 5% was used, which is in line with HPE’s policy. Because the accelerated CEO Awards will vest immediately after the Merger closes, no forfeiture rate was applied to such awards.

The costs attributable to the pre-combination services of $286.2 million is included in the Merger consideration. This calculation is based on the pre-Merger period, which has already lapsed, of 1.3 years. The non-employee awards that have been issued and are currently unvested and outstanding will also be redeemed with a cash payment of $40 per share in connection with the Merger. Therefore, an adjustment of $3 million has been made to the Merger consideration (refer to Note 3(a) for further details).

The following table represents the adjustment to reflect the post-combination effect of HPE’s replacement equity awards. The post-combination expenses calculated below reflect:

a)	the weighted average remaining unvested period of Juniper’s stock awards as of June 30, 2024, which is approximately 1.7 years.
b)	30% of the CEO’s equity awards will immediately vest on the close of the Merger.
c)
the additional HPE retention and time-based equity awards being issued to the chief executive officer of Juniper. The impact of new HPE performance-based awards that are being issued to the chief executive officer of Juniper is not reflected in the below calculation because the performance conditions are not likely to be met.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
Stock Based Compensation Expense/ (Income) (in millions)	For the Nine Months Ended July 31, 2024	For the Year Ended October 31, 2023
Post-combination stock-based compensation expense	$166	$240
Less: Historical compensation expense	(223)	(251)
Pro forma adjustment to income statement	$(57)	$(11)

The below table represents the adjustment recorded in various line items on the pro forma statements of operations to conform to HPE’s presentation of stock-based compensation expense:

Stock Based Compensation (in millions)	For the Nine Months Ended July 31, 2024	For the Year Ended October 31, 2023
Cost of products	$(2)	$(1)
Cost of services	(4)	(1)
Research and development	(26)	(5)
Selling, general and administrative	(25)	(4)
Pro forma adjustment to income statement	$(57)	$(11)

Additionally, as noted above, the ESPP plan is expected to be terminated on the closing date of the Merger. Any contributions to the plan as of such date will be converted into Juniper stock and participating employees will receive consideration of $40 per share. Any additional contribution received from employees will be refunded. However no pro forma adjustments have been recorded pertaining to termination of the ESPP as the amounts are considered to be immaterial.

Further, as a result of the Merger, certain executive officers of Juniper may be entitled to receive severance and other separation benefits related to existing employment agreements with double-trigger provisions. The triggers are (i) consummation of the Merger, and (ii) termination of the executive. Potential one-time charges of approximately $70 million may be incurred if the Company elects to terminate certain of these executives. However, no adjustments have been recorded in the pro forma financial statements because no decisions have been finalized and certain executives are expected to continue service post close.

(f)	Income Taxes

The income tax impact of the pro forma adjustments utilizes blended statutory income tax rates in effect of 14.3% and 18.0%, respectively, for the fiscal quarter ended July 31, 2024, and the fiscal year ended October 31, 2023 (except for the gain recognized on the sale of 30% stake held in H3C). The effective tax rate of the Company following the acquisition could be significantly different depending on post-acquisition activities, including cash needs, the geographical mix of income, and changes in tax law. Because the tax rates used for the unaudited condensed combined pro forma statement of operations are estimated, the blended rate will likely vary from the actual effective tax rate in periods subsequent to the completion of the acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
6.	Acquisition Financing

(a)	Debt Financing

Reflects the impact of the Debt Financing:

(in millions)	Debt Financing	Interest expense	Interest expense
	As of July 31, 2024	For the Nine months ended July 31, 2024	For the Year ended October 31, 2023
Fixed rate Senior Notes[6]	$6,500	$252	$336
Variable rate Term Loan[6]	3,000	141	197
Add/ (Less): Unamortized New debt issuance costs (balance sheet) and Amortization of debt issuance costs (income statement)	(39)	4	5
Less: Juniper’s historical revolving credit not assumed[7]	-	-	-
Pro forma adjustment	$9,461	$397	$538

The below table reflects the impact to the pro forma balance sheet:
As of July 31, 2024
Current portion of long-term debt	$150
Long-term debt (term loan)	2,844
Senior Notes	6,467
Pro forma adjustment	$9,461

The interest rate on the variable rate Term Loan is calculated using the SOFR adjusted for a margin and is initially estimated to be approximately 6.7%. The interest rate on each series of Senior Notes will be a fixed rate, and the weighted average interest rate with respect to the Senior Notes is initially estimated to be approximately 5.2%.

A sensitivity analysis on interest expense with respect to the variable rate Term Loan for the nine months ended July 31, 2024, and the year ended October 31, 2023, has been performed to assess the effect of a change of 0.125% of the hypothetical interest rate:

Sensitivity Analysis (in millions)	For the Nine months ended July 31, 2024	For the Year ended October 31, 2023
Increase of 0.125%	$145	$203
Decrease of 0.125%	$140	$196

A sensitivity analysis on the weighted average interest expense with respect to the Senior Notes for the nine months ended July 31, 2024, and the year ended October 31, 2023, has been performed to assess the effect of a change of 0.125% on the hypothetical weighted average interest rate:

Sensitivity Analysis (in millions)	For the Nine months ended July 31, 2024	For the Year ended October 31, 2023
Increase of 0.125%	$256	$341
Decrease of 0.125%	$250	$333

(b)	Equity Financing

As noted above, the pro forma financial statements assume that the Company issues Mandatorily Convertible Preferred Stock to partially fund the Merger. The Company expects such preferred stock to be accounted for as permanent equity and this has been reflected as such in the pro forma financial statements. The below adjustment to Stockholders’ equity reflects an assumed issuance of $1,500 million of Mandatory Convertible Preferred Stock:

(in millions)	As of July 31, 2024
Issue price of Mandatory convertible preferred stock	$1,500
Less: Issuance fees of 2.5%	(37)
Pro forma adjustment to Stockholders equity and Cash and cash equivalents	$1,463

6 In order to fund the Merger, HPE assumes for the purposes of this unaudited pro forma condensed combined financial information to have entered into two types of debt instruments involving issuance of fixed rate Senior Notes of $6.5 billion and a variable rate Term Loan of $3 billion.
7 Pursuant to Juniper’s June 30, 2024, Form 10-Q, Juniper has not drawn any amount of revolving credit loans.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
The below adjustment reflects an estimated 8.0% annual dividend rate on the $50.00 liquidation preference per share of Mandatory Convertible Preferred Stock:

(in millions)	For the Nine months ended July 31, 2024	For the Year ended October 31, 2023
Pro forma Dividends on mandatory convertible preferred stock	$90	$120

7.	H3C Disposition Adjustment

The below adjustments reflect the effect of the sale of 30% of the total issued share capital of H3C (out of 49% original interest held by HPE) and the effect on historical equity in earnings of H3C, as the pro forma financial information assumes the divestiture takes place simultaneously with the closing of the Merger. A gain related to this sale is presented in the unaudited pro forma condensed combined statement of operations for the year ended October 31, 2023, and the related impact on HPE’s accumulated deficit is presented in the unaudited pro forma condensed combined balance sheet as of July 31, 2024.

The adjustments to the unaudited pro forma condensed combined balance sheet as of July 31, 2024, for the H3C sale and related adjustments are as follows:

Sale of interest in H3C by HPE (in millions, except for percentages)	As of July 31, 2024
Investments in equity interest (by HPE)	$2,318
Percentage of interest held by HPE in H3C	49%
Percentage of interest sold by HPE in H3C	30%
Net impact to Investments in equity interests	$1,419

Cash received on sale of stake in H3C (in millions, except for percentages)	As of July 31, 2024
Sale price of 30% stake	$2,143
Less: Income tax on gain (paid in cash)[8]	(120)
Net impact to Cash and cash equivalents	$2,023

Income taxes on gain	As of July 31, 2024
Income tax on gain (paid in cash)[8]	$120
Income tax on gain (non-cash)[8]	90
Total income taxes on gain	$210

Impact to accumulated deficit (in millions, except for percentages)	As of July 31, 2024
Sale price of 30% stake (net of tax)	$1,933
Less: Book value of investment in H3C	(1,419)
Net impact to Accumulated deficit	$514

The adjustments to the unaudited pro forma condensed combined statements of operations upon the aforementioned stake sale of H3C are as follows:

Sale of interest in H3C by HPE (in millions)	For the Nine Months Ended July 31, 2024	For the Year Ended October 31, 2023
Sale price of 30% interest held by HPE in H3C	$-	$2,143
Less: Book value of investment in H3C sold by HPE	-	(1,419)
Net Impact to Gain from sale of equity interests	$-	$724
Impact to Earnings from equity interest and taxes
Net impact to Earnings from equity interests (upon sale by HPE of 30% interest in H3C)	(99)	(150)
Adjustment for income tax benefit (expense)	14	(183)
Net impact to Income statement	$(85)	$391

8 Because the adjustments contained in the pro forma financial information are based on estimates, the effective tax rate herein will likely vary from the effective rate in periods subsequent to the merger.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)
8. Earnings per share

The pro forma “Net earnings per share: Basic” equals pro forma net earnings attributable to HPE less income allocated to participating securities divided by the weighted-average number of common shares outstanding. The pro forma “Net earnings per share: Diluted” equals pro forma net earnings attributable to HPE divided by the weighted-average number of common shares outstanding, after giving effect to dilutive stock options, preferred stock impacts, and unvested Juniper equity awards. The following table provides a reconciliation of the pro forma “net earnings” and shares used in calculating pro forma net earnings attributable to HPE per basic common share to those used in calculating pro forma net earnings attributable to HPE per diluted common share:

In millions, except per share amounts	For the Nine Months Ended July 31, 2024	For the Year Ended October 31, 2023
Numerator
Pro forma net earnings used to compute basic net EPS	$425	$1,058
Dividends on mandatory convertible preferred stock	90	120
Pro forma net earnings used to compute diluted net EPS	$515	$1,178
Denominator:
Weighted-average shares used to compute basic net EPS	1,308	1,299
Dilutive effect of employee stock plans	53	56
Issuance of mandatory convertible preferred stock	79	79
Weighted-average shares used to compute diluted net EPS	1,440	1,434
Net earnings per share
Basic	$0.32	$0.81
Diluted	$0.36	$0.82